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                                                                      Exhibit 11


                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                                  Three Months Ended                             Six Months Ended
                                                       June 30,                                       June 30,
                                        ------------------------------------            ------------------------------------
                                            2001                    2000                    2001                    2000
                                        ------------            ------------            ------------            ------------
Net income                              $  4,705,227            $  3,998,658            $  9,241,512            $  7,877,217
Less: preferred dividends                     24,461                  20,540                  49,244                  41,527
                                        ------------            ------------            ------------            ------------
Net income available for common
  shareholders and adjusted for
  diluted computation                   $  4,680,766            $  3,978,118            $  9,192,268            $  7,835,690
                                        ============            ============            ============            ============



Weighted average common
  shares outstanding                       9,167,817               9,116,760               9,133,104               9,152,242
Add dilutive effect of:
    Stock options                            346,735                  85,240                 232,520                  86,969
    Convertible preferred stock              236,646                 240,678                 237,174                 241,194
Adjusted for assumed diluted            ------------            ------------            ------------            ------------
  computation                              9,751,198               9,442,678               9,602,798               9,480,405
                                        ============            ============            ============            ============


Basic earnings per share                $       0.51            $       0.44            $       1.01            $       0.86
                                        ============            ============            ============            ============
Diluted earnings per share              $       0.49            $       0.42            $       0.96            $       0.83
                                        ============            ============            ============            ============

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